UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2017

Intellicheck Mobilisa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15465	11-3234779
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Jericho Quadrangle, Suite 202, Jericho, NY 11753

(Address of principal executive offices) (Zip code)

(516) 992-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

Intellicheck, Inc. (the “Company”) entered into an underwriting agreement dated August 3, 2017 (the “Underwriting Agreement”) with Oppenheimer & Co. Inc. (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Offering”) by the Company of an aggregate 3,625,000 shares of the Company’s common stock, $0.001 par value (the “Shares”) at a public offering of $2.25. Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 543,750 Shares, which has been exercised and will be delivered against payment at the closing, on or about August 9, 2017. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. Oppenheimer & Co. is acting as the lead book-running manager and representative of the underwriters.

The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which are filed as Exhibit 1.1 hereto and is incorporated herein by reference. A copy of the opinion of K&L Gates LLP relating to the legality of the issuance and sale of the Shares is attached as Exhibit 5.1 hereto.

The proceeds to the Company from the sale of the 4,168,750 Shares in the Offering (which includes the exercised overallotment option), after underwriting discounts and expenses related to the offering are approximately $8.5 million. The Company intends to use the proceeds of the offering for general corporate purposes including product development in key markets, the integration of new features into existing products, and expansion of our sales force and engineering staff.

The Offering is being made pursuant to a preliminary prospectus supplement and a final prospectus supplement, dated August 3, 2017 and August 3, 2017 respectively, together with an accompanying base prospectus dated November 3, 2016 under the Company’s existing shelf registration statement on Form S-3 (File No. 333- 214193), which was filed with the Securities and Exchange Commission on October 21, 2016, and declared effective on November 3, 2016. The Offering is expected to close on or about August 9, 2017, subject to the satisfaction of customary closing conditions.

On August 4, 2017, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

1.1	Underwriting Agreement dated August 3, 2017
5.1	Opinion of K&L Gates LLP
23.1	Consent of K&L Gates LLP *
99.1	Press Release dated August 4, 2017

* Included in Exhibit 5.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: August 9, 2017	INTELLICHECK MOBILISA, INC.

	By:	/s/ Bill White
Bill White
Chief Financial Officer